CONTENTS PRESENTATION TOPICS: About Aimco – Apartment specialists with a deep history and differentiated strategy Aimco Portfolio & Results – Strong stabilized operating performance with NOI up 9.3% in 2023, active developments on pace to deliver a stabilized average yield on cost of ~7%, supported by a solid balance sheet Capital Allocation – Prudent allocation of capital, currently favoring the return of capital to shareholders, sourced from cash on hand and planned asset sales Value Proposition – Continued value creation with opportunities to narrow the gap between share price and net asset value

AIMCO HISTORY 1994 1994-2008 2008 - 2015 2016-2020 IPO Apartment Investment and Management Company becomes publicly traded on the New York Stock Exchange. GROWTH Through portfolio and corporation M&A, Aimco grows to become one of the largest owners and operators of apartments in the nation. Portfolio Distillation Aimco narrows its geographic focus, trimming its target markets from 20+ to 12, and ramps up its redevelopment program. 2020 NEW AIMCO Aimco spins off AIR Communities into separate public REIT, appoints new executive management team and reconstitutes Board of Directors. Transition Aimco expands its development and opportunistic investing, exits the affordable apartment business and enhances its property management function. The 2020 spin-off of AIR Communities was completed in December 2020, with 88% of the market capitalization being separated into the new entity and 12% remaining in Aimco. 2020 Spin-off

SUCCESSFUL TRACK RECORD SELECT HIGHLIGHTS Since the spin-off of AIR Communities, Aimco has been active and delivered strong results. Aimco Stabilized Portfolio Delivered Strong Growth Net Operating Income (NOI) annual growth of >9% with NOI margins expanding by 525 basis points Exited Seattle and reduced California exposure through the sale of assets Developments and Redevelopments Completed On-Time and On-Budget Completed construction activities on $0.8Bn of development and redevelopment projects Monetized four of the completed projects for $669M – Levered Multiple on Invested Capital (MOIC) 5.9x Tripled Aimco’s pipeline providing optionality to maximize value through vertical development or monetization prior to construction Significantly Fortified the Balance Sheet Reduced total debt and leasehold liabilities by >$525M and increased average time to maturity by 25% Sourced $775M of fixed-rate non-recourse property debt at rates significantly below today’s potential refinancing levels – Rate 4.25% Hedged floating-rate debt so that 100% of Aimco’s total debt is either fixed-rate or hedged with interest rate cap protection Accretive Capital Allocation Unlocked $1.1Bn of asset value through development monetizations, stabilized asset dispositions, and selling partial interests in certain alternative investments with proceeds used to repay debt, acquire pipeline assets, and repurchase Aimco stock Repurchased 9.6M shares of Aimco common stock at an average price of $7.29 per share Committed to “Best in Class” Governance Complete Board refreshment Opted out of the provisions of the Maryland Unsolicited Takeover Act (MUTA) Enhanced financial and environmental disclosure including reporting to Task Force on Climate-Related Financial Disclosures (TCFD)      Source: Company Records, as of 4Q 2023

Maintain a portfolio of Core and Core Plus Real Estate Provides stability and safety compared to a pure development portfolio Aimco’s diversified portfolio of apartments in major U.S. markets provides additional certainty of performance through local economic cycles Current portfolio of 5,600 units is producing $111M of annualized NOI. Investment in Value Add and Opportunistic Real Estate Provides outsized growth opportunities compared to a primarily stabilized apartment portfolio Aimco invests where it has the local knowledge and expertise that provides a comparative advantage over other developers and mitigates execution risk Recently completed developments and other opportunistic investments are producing $20M of annualized NOI. Active development projects projected to deliver $44M of annual NOI when stabilized. AIMCO INVESTMENTS Aimco couples outsized growth prospects from opportunistic investments with the safety of a stable apartment portfolio resulting in a nimble platform that can move the needle quickly. 6 Source: Company Records, as of 4Q 2023

HUMAN CAPITAL  Executive team has an average Aimco tenure of 20 YEARS Development team has collectively built or renovated approximately $15Bn IN PROJECTS, including 50K APARTMENT HOMES, and has an average of 22 YEARS of industry experience Capital Markets and Transactions teams have participated in more than $16Bn OF TRANSACTIONS AND FINANCINGS and have an average of 17 YEARS of industry experience Aimco team had RECORD ENGAGEMENT SCORE OF 4.74 in 2023    Aimco maintains a team of highly engaged and deeply experienced real estate professionals

STABILIZED PORTFOLIO

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REAL ESTATE INVESTMENTS

Aimco owns a portfolio of 21 stabilized apartment communities with 5,600 apartment homes diversified by geography and price point.

PORTFOLIO STATS

64% Class B

26% Class C+

10% Class A

20.8%
4Q Rent-to-Income Ratio

$2,343
4Q Avg Monthly Revenue per Home

PERCENT OF STABILIZED OPERATING NOI

BY MARKET


West Coast, 2%
Southeast, 20%
Northeast, 49%
Central, 29%

URBAN vs SUBURBAN


Urban, 20%
Suburban, 80%

SELECT STABILIZED OPERATING COMMUNITIES



Royal Crest Estates (Nashua)
902 Units – Nashua, NH



Evanston Place
190 Units – Evanston, IL



The Milan
42 Units – New York, NY



Plantation Gardens
372 Units – Plantation, FL



Hyde Park Tower
155 Units – Chicago, IL

Aimco
CREATING VALUE

Source: Company Records
Class A refers to apartment communities with rents >120% of local market average
Class B refers to apartment communities with rents between 90% and 120% of local market average
Class C refers to apartment communities with rents less than 90% of local market average

9

STABILIZED PORTFOLIO REAL ESTATE INVESTMENTS Nearly 80% of Aimco’s 4Q 2023 Stabilized Operating NOI was earned by apartment communities located in markets with: LOWER EXPECTED SUPPLY GROWTH and HIGHER EXPECTED REVENUE GROWTH over the next four year period. Higher expected revenue growth results in higher valuation multiples (lower cap rates). Source: Green Street, Company Records

2023 RESULTS 2024 OUTLOOK 96.7% Average Daily Occupancy 1.75% - 3.75% Stabilized Revenue Growth 8.4% Revenue Growth 6.0% - 8.0% Stabilized Expense Growth 9.3% NOI Growth -0.75% - 2.75% Stabilized NOI Growth STABILIZED PORTFOLIO PERFORMANCE METRICS Year to date, as of February 20, 2024, blended lease-to-lease was 3.0%. Aimco expects: Revenue growth in 2024 to be driven primarily from leases transacted in 2023 and relative strength given market allocation Expenses to be elevated due to increases in real estate taxes, including favorable appeals received in 2023 for prior periods Source: Company Records

In 2020, Aimco acquired a 271-unit apartment building fronting Biscayne Bay including additional unused density rights and an adjacent 0.6-acre waterfront parcel in the Edgewater submarket of Miami. In 2Q 2021, Aimco began construction, investing $98 million in the redevelopment and repositioning of The Hamilton. Aimco fully renovated all apartment homes and expanded rentable square footage, reimagined the amenity offerings, and upgraded all major building systems over a 24 month period. In 3Q 2023, Aimco completed the lease-up of the 276-unit community at rates more than 20% ahead of underwriting. RECENT REDEVELOPMENT THE HAMILTON

About Aimco | Aimco Portfolio & Results | Capital Allocation | Value Proposition

ACTIVE DEVELOPMENTS

ON TRACK TO ADD VALUE

- Total direct investment of **$648M** and expected to produce **$44M** of NOI when stabilized
- Aimco equity fully deployed
- In 2023, Aimco delivered more than **350 new units** and opened The Benson Hotel and Faculty Club
- In 2024, nearly **700 new units** are projected to be delivered and construction is expected to be substantially complete on all currently active projects



Strathmore Square
Bethesda, MD

220-Unit Phase I Development

Initial Delivery on track for 3Q 2024

Infill site two miles from the main campus of the National Institutes of Health



Upton Place
Washington D.C.
689-Unit Mixed Use Development
450 Units delivered as of Feb 2024

70 homes leased or pre-leased at rates ahead of underwriting
105K sf of Commercial Space 80% pre-leased

High Barrier to entry Upper-Northwest submarket



The Benson Hotel & Fac. Club
Aurora, CO

106-Key Placemaking Development includes 18,000 sf of Event Space

Construction Complete

Critical placemaking addition to the build-out of the Anschutz Medical Campus



Oak Shore
Corte Madera, CA
24-Home Single Family Rental Development

Five homes complete in 2023

Nine units leased or pre-leased at rates ahead of underwriting

High Barrier Marin County submarket

Aimco CREATING VALUE

Sources: Company Records, Estimates as of 4Q 2023.

13

DEVELOPMENT PIPELINE Fitzsimons 4 Bioscience Strathmore Phase 2 Hamilton House 3333 Biscayne 300 Broward One Edgewater Flagler Village Phase 1 Aimco Pipeline Investments CURRENT LAND HOLDINGS Aimco expects to fund the vertical construction of SELECT PIPELINE PROJECTS with construction loans, Co-GP and/or LP equity, and limited additional Aimco equity. Consistent with Aimco’s capital allocation strategy, it may choose to MONETIZE CERTAIN PIPELINE ASSETS prior to vertical construction in an effort to maximize value add and risk-adjusted returns. Rendering: Hamilton House, Miami, FL

BALANCE SHEET SOLID WITH LIMITED EXPOSURE Aimco primarily utilizes assumable, non-recourse, property-level debt and construction loans. As of December 31, 2023, Aimco had:     [1] Maturities presented at Aimco’s December 31, 2023 share of outstanding balances and inclusive of all contractual extensions. Limited interest rate exposure, with Aimco total debt either fixed-rate or with rate caps currently mitigating all floating rate exposure A favorable mark-to-market on its fixed rate leverage, including the fair value of interest hedges, of ~$70M Ample liquidity with access to $139 million of cash on hand and full capacity on its $150 million revolving credit facility A weighted average cost of debt, including interest rate caps, of 5.45%

NEAR-TERM SOURCES OF CAPITAL Aimco has hired CBRE to market for sale its BRICKELL ASSEMBLAGE located in Miami. Aimco is also preparing to market, later in 2024, certain recently COMPLETED DEVELOPMENT PROJECTS and SELECT LAND HOLDINGS. The sales are expected to take place by the end of 2024, provided pricing and terms are favorable. 17 BRICKELL ASSEMBLAGE Includes the 357-unit Yacht Club apartment building and the neighboring 300k rsf 1001 Brickell Bay Drive office tower. The two assets sit on 4.25 acres of prime waterfront land in Miami’s Brickell district. The site and existing improvements provide considerable optionality given the steady current income and potential for more than 3 million square feet of development.

NEAR-TERM CAPITAL ALLOCATION 18 Return Of Capital To Shareholders Through Common Stock Repurchases, Partnership Unit Redemptions, And Special Cash Dividends. Over the past two years Aimco has repurchased 9.6 million shares at an average price of $7.29 per share and redeemed nearly 200,000 operating partnership units for cash In 2023, Aimco’s Board of Directors increased the repurchase authorization to 30 million shares Leverage Reduction Through The Retirement Of Asset-level Debt Upon Completion Of Planned Transactions. In 2023, Aimco proactively retired $72 million of high-cost floating-rate debt Select New Investments Which Offer The Prospect Of Strong Risk-adjusted Returns. Aimco anticipates maintaining an active development business but reducing the amount of Aimco capital allocated to development activity over the year ahead. Aimco expects to invest $12 - $22 million of Aimco equity into planning and new projects in 2024. Aimco currently favors the RETURN OF CAPITAL TO SHAREHOLDERS while continuing to ADVANCE THE BUSINESS and maintain BALANCE SHEET STABILITY.

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NET ASSET VALUE

VALUATION BUILDING BLOCKS

Aimco provides a summary of the items needed to support your calculation of an estimate of Net Asset Value (NAV) in Supplement Schedule 8 in our quarterly earnings release. The building blocks of Aimco's valuation as of December 31, 2023, are:

Net Assets	
Annualized NOI for Stabilized Apartment Properties [1]	$110.9
Annualized NOI for Other Real Estate [1]	20.3
Annualized NOI for unconsolidated real estate at AIV share [1]	2.0
Projected Annual NOI for Active Development Projects upon Stabilization [1][2]	44.1
Land, Planning and Entitlement Investment at Cost	154.0
Parkmerced Mezzanine Investment	-
IQHQ and Real Estate Tech Funds [3]	65.1
Cash and Equivalents	122.6
Restricted Cash	16.7
Notes receivable	57.6
Fair Value Adjustment on Fixed Rate Debt & Preferred Equity [2]	64.0
Net Liabilities	
Non-recourse property debt	$853.4
Construction Loans and Preferred Equity Interests	309.2
Preferred Equity Interests	171.6
Investment Remaining to Complete Active Development Projects	80.7
Other Liabilities, net [4]	147.2
Total shares, units and dilutive share equivalents	152.6
Noncontrolling Interests in Real Estate[5]	

(1) Annualized 4Q 2023 NOI before 3% management fees.
(2) Aimco estimated values that are not guarantees of future performance or results, actual performance could differ significantly.
(3) IQHQ based on 2022 recapitalization value and Real Estate Tech Funds based on 4Q 2023 GAAP fair value.
(4) Other Liabilities, net generally consists of Aimco's land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities.
(5) Amounts presented at 100% ownership exclusive of noncontrolling interests. Aimco estimates this value to be $40M - $50M.

Aimco's valuation building blocks are presented on a pre-tax basis

Multifamily "B" Cap Rates for Aimco's Markets per Green Street range from 5.2% to 6.3%

Primarily Aimco's 1001 Brickell Bay Drive Office Asset and its recently completed multifamily redevelopment of The Hamilton

Aimco forecasts occupancy to stabilize at these projects in 2025

Excludes the 4.25-acre Brickell Assemblage where recent land sales support a valuation $125 - $175M greater than that of the capitalized income value, and pipeline planning and entitlement investment with an estimated value of at least $40M[2]

Source: Company Records, Green Street Market Reports

20

VALUE PROPOSITION COMMITTED TO MAXIMIZING AND UNLOCKING SHAREHOLDER VALUE There can be no assurance that the ongoing review will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain.  The Company does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required. The Aimco Board of Directors, in coordination with management, remains intently focused on maximizing and unlocking value for Aimco stockholders and continues to engage regularly with several leading advisory firms, including Morgan Stanley & Co. LLC.      Aimco’s announced plans to reduce exposure to development activity and monetize certain assets represent a commitment to simplify the portfolio and unlock embedded value when there are opportunities to do so. These efforts will further improve Aimco’s positioning in the market and provide increased flexibility as the Board of Directors continues its review and consideration of broader strategic actions to maximize stockholder value. In addition, in conjunction with our contemplated asset sales, we will prioritize return of capital to our stockholders as a key component of our capital allocation philosophy.

ASSET LIST

Operating Apartment Communities

Property Name	Location	Apartment Homes
118-122 West 23rd Street	New York, NY	42
173 E. 90th Street	New York, NY	72
237-239 Ninth Avenue	New York, NY	36
1045 on the Park Apartments Homes	Atlanta, GA	30
2200 Grace	Lombard, IL	72
Bank Lofts	Denver, CO	125
Bluffs at Pacifica, The	Pacifica, CA	64
Eldridge Townhomes	Elmhurst, IL	58
Elm Creek	Elmhurst, IL	400
Evanston Place	Evanston, IL	190
Hillmeade	Nashville, TN	288
Hyde Park Tower	Chicago, IL	155
Plantation Gardens	Plantation ,FL	372
Royal Crest Estates	Warwick, RI	492
Royal Crest Estates	Nashua, NH	902
Royal Crest Estates	Marlborough, MA	473
Waterford Village	Bridgewater, MA	588
Wexford Village	Worcester, MA	264
Willow Bend	Rolling Meadows, IL	328
Yacht Club at Brickell	Miami, FL	357
Yorktown Apartments	Lombard, IL	292

Partnership Owned

Casa del Hermosa	La Jolla, CA	41
Casa del Mar	La Jolla, CA	30
Casa del Norte	La Jolla, CA	34
Casa del Sur	La Jolla, CA	37

Operating Office Building

Property Name	Location	Square Feet
1001 Brickell Bay Drive	Miami, FL	300k

Active Projects

Property Name	Location	Approved Units
The Benson Hotel & faculty Club	Aurora, CO	106
The Hamilton	Miami, FL	276
Oak Shore	Corte Madera, CA	24
Upton Place	Washington, DC	689
Strathmore Square Phase 1	Bethesda, MD	220

Development Land

Property Name	Location	Acres
Brickell Assemblage	Miami, FL	4.25
300 Broward	Fort Lauderdale, FL	2.31
Hamilton House	Miami, FL	1.10
One Edgewater	Miami, FL	0.50
3333 Biscayne	Miami, FL	2.80
Fitzsimons	Aurora, CO	5.17
Flagler Village Parcel 1	Fort Lauderdale, FL	5.70
Flagler Village Parcels 2 & 3	Fort Lauderdale, FL	3.10
Flying Horse	Colorado Springs, CO	7.45
Strathmore Square Phase 2	Bethesda, MD	1.35
Bioscience	Aurora, CO	4.79

Alternative Investments

Investment Name	Investment Type
IQHQ	Passive Equity
Parkmerced	Mezzanine Loan
RE Tech Funds	Passive Equity



23

PIPELINE INVESTMENTS

Pipeline Project Summaries

As of December 31, 2023 (unaudited)

Project Location	Project Name / Description	Acreage [2]	Estimated / Currently Planned [1] Gross Sq Ft	Multifamily Units	Leasable Commercial Sq Ft	Earliest Vertical Construction Start
Southeast Florida						
556-640 NE 34th Street (Miami)	Hamilton House	1.10	560,000	114	6,500	3Q 2024
3333 Biscayne Boulevard (Miami)	3333 Biscayne [3]	2.80	1,760,000	650	176,000	2025
510-532 NE 34th Street (Miami)	One Edgewater	0.50	533,000	204	—	2025
300 Broward Boulevard (Fort Lauderdale)	300 Broward [3]	2.31	1,700,000	935	40,000	2025
901 N Federal Highway (Fort Lauderdale)	Flagler Village Phase I	5.70	1,830,000	690	230,000	2025
1001-1111 Brickell Bay Drive (Miami)	Brickell Assemblage	4.25	3,200,000	1,500	500,000	2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase III	1.70	400,000	300	—	2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase IV	1.40	400,000	300	—	2028
Washington D.C. Metro Area						
5300 Block of Tuckerman Lane (Bethesda)	Strathmore Square Phase II [3]	1.35	525,000	399	11,000	2025
Colorado's Front Range						
E 23rd Avenue & N Scranton Street (Aurora)	Fitzsimons 4 [3]	1.77	415,000	285	—	4Q 2024
1765 Silversmith Road (Colorado Springs)	Flying Horse	7.45	300,000	95	—	2025
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 4	1.53	232,000	—	225,000	2025
E 22nd Avenue & N Scranton Street (Aurora)	Fitzsimons 2	2.29	390,000	275	—	2026
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 5	1.22	230,000	—	190,000	2026
E 23rd Avenue & Uvalda (Aurora)	Fitzsimons 3	1.11	400,000	225	—	2027
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 6	2.04	385,000	—	315,000	2028
Total Future Pipeline		**38.52**	**13,260,000**	**5,972**	**1,693,500**	

(1) Aimco estimates are not guarantees of future plans which could differ significantly
(2) Acreage for the Bioscience project is presented proportionate base on the buildable gross square feet
(3) Owned in a joint venture structure


HAMILTON
555

24

NON-GAAP RECONCILIATION

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6 of Aimco's quarterly earnings release and supplemental schedules.

Segment NOI Reconciliation	Twelve Months Ended (in thousands)			
	December 31, 2023		December 31, 2022	
Total Real Estate Operations	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**
Total (per consolidated statements of operations)	$ 186,995	$ 73,712	$ 190,344	$ 71,792
Adjustment: Utilities reimbursement	(6,265)	(6,265)	(5,905)	(5,905)
Adjustment: Other Real Estate	(14,482)	(5,726)	(15,060)	(4,961)
Adjustment: Non-stabilized and other amounts not allocated	(16,480)	(17,667)	(31,242)	(19,516)
Total Stabilized Operating (per Schedule 6)	$ 149,768	$ 44,054	$ 138,137	$ 41,410

OTHER LIABILITIES, NET: Other liabilities, net, as presented herein and on in Aimco's Earnings Release on Supplemental Schedule 8, Net Asset Value Components, generally consists of the Aimco's development land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities, net of interest rate options and other assets, excluding the fair value of Aimco's investments in IQHQ and real estate technology funds.

Other liabilities, net as of December 31, 2023, as presented in Supplemental Schedule 8, Net Asset Value Components, is calculated as follows (in millions):

Accrued Liabilities and Other (per Consolidated Balance Sheet)	**$ 90.1**
Lease liabilities - finance leases (per Consolidated Balance Sheet)	**118.7**
Other assets, net (per Consolidated Balance Sheet)	**(121.5)**
Interest Rate Options (per Consolidated Balance Sheet)	**(5.3)**
Total (per Consolidated Balance Sheet)	**82.1**
Reduction in assets (reported elsewhere on Schedule 8):	
IQHQ and Real Estate Tech Funds	65.1
Other liabilities, net (per Schedule 8)	**$ 147.2**

Aimco
CREATING VALUE

25

Forward Looking Statement This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding our future plans and goals, including our pipeline investments and projects, our plans to eliminate certain near term debt maturities, our estimated value creation and potential, our timing, scheduling and budgeting, projections regarding lease growth, our plans to form joint ventures, our plans for new acquisitions or dispositions, our strategic partnerships and value added therefrom, and changes to our corporate governance. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Aimco that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 plans and goals may not be completed, as expected, in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including, increases in interest rates and other force-majeure events. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment and expectations as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended December 31, 2023.